KIRKLAND’S ANNOUNCES MANAGEMENT CHANGES
AND FURTHER STEPS TO IMPROVE PROFITABILITY

NASHVILLE, Tenn. (January 16, 2020) - Kirkland's, Inc. (NASDAQ: KIRK) today announced it has mutually parted ways with President and Chief Operating Officer, Michael Cairnes. Woody Woodward, the Company’s Chief Executive Officer, will add the role of President and will oversee operations in addition to his ongoing responsibilities across merchandising and marketing.
The Company has promoted John Stacy, currently Vice President of Supply Chain, to Senior Vice President of Supply Chain, and Jeff Martin, currently Vice President of Transformation, to Senior Vice President of Omni-Channel Retail. Mr. Stacy will continue to lead initiatives focusing on supply chain and direct sourcing and Mr. Martin will oversee store and e-commerce operations. Both have extensive experience in retail operations, and each has been involved in building Kirkland’s current initiatives.
“We wish Mike well in his future endeavors and thank him for his service to Kirkland’s the past three years,” said Mr. Woodward. “I look forward to working with John, Jeff and the Kirkland’s team to achieve our financial goals and to optimize the Kirkland’s customer experience.”
Update on 2019 Holiday Performance
Mr. Woodward continued, “While the environment remains challenging for home décor retailing, our business overall remains on track with our expectations. Seasonal and e-commerce sales are driving a sequential improvement in the comp trend, and we have managed a better transition to January than in recent periods.” The Company expects to report fourth quarter sales in late February.
Further Steps to Improve Growth and Profitability
In connection with the executive changes, Kirkland’s is continuing to aggressively manage its operating and infrastructure costs. The Company has further reduced expenses at its corporate office and is planning to close 27 stores in early 2020, with the potential for further reductions in the store base later in the year as Kirkland’s moves forward with its goals to right size the store base.
“These moves reflect steps to streamline the organization and further accelerate our initiatives to transform the business to a more profitable model,” said Mr. Woodward. “As we have outlined, our plan includes efforts to improve the relevancy and quality of our merchandise assortment, to operate with greater efficiency, and to lower our cost of goods as we evolve to a true omni-channel model that reinforces Kirkland’s value heritage. We believe the initiatives included in the plan are the right path for the future of the Company and look forward to providing updates regarding our progress in our fourth quarter earnings release and conference call.”
About Kirkland’s, Inc.

Kirkland’s, Inc. was founded in 1966 and is a specialty retailer of home décor in the United States. Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 432 stores in 37 states as well as an e-Commerce enabled website, www.kirklands.com.  The Company’s stores present a broad selection of distinctive merchandise, including holiday décor, framed art, furniture, ornamental wall décor, fragrance and accessories, mirrors, lamps, decorative accessories, textiles, housewares, gifts, artificial floral products, frames, clocks and outdoor living items.  The Company’s stores offer an extensive assortment of holiday merchandise during seasonal periods as well as items carried throughout the year suitable for gift-giving.  More information can be found at www.kirklands.com.

Forward-Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the impact of store closures in 2020, the effectiveness of the Company’s marketing campaigns, risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact, the Company’s ability to retain its senior management team, continued volatility in the price of the Company’s common stock, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, fluctuations in cost and availability of products, interruptions in supply chain and distribution systems, including our e-commerce systems and channels, the ability to control employment and other operating costs, availability of suitable retail locations and other growth opportunities, disruptions in information technology systems including the potential for security breaches of Kirkland’s or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on March 29, 2019 and subsequent reports. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.